Exhibit 4

                         SECURITIES PURCHASE AGREEMENT




SECURITIES PURCHASE AGREEMENT, dated as of May 7, 2001, between INTERNET CREATIONS LIMITED, a company incorporated under the laws of the British Virgin Islands (the "Seller") and HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED, a Hong Kong corporation (the "Purchaser").

1. Sale of Stock. Subject to the terms and conditions contained herein, on the Settlement Date (as defined below), the Seller hereby agrees to sell and deliver to the Purchaser and the Purchaser hereby agrees to purchase from the Seller 1,347,991 shares of Common Stock (the "Common Shares") of Sohu.com, Inc., a Delaware Corporation (the "Company"), at a price equal to US$1.73 per share of the Company's Common Shares (the "Purchase Price").

2. Settlement. Subject to satisfaction of the conditions of settlement specified in Section 3 of this Agreement, settlement of the sale and purchase under Section 1 of this Agreement (the "Settlement") shall take place at 10:00 a.m. on the tenth Business Day following execution of this Agreement by both the Purchaser and the Seller. Settlement shall take place at the offices of the Seller in Hong Kong on such date, or on such other date, time or place as the Purchaser and the Seller may mutually agree (the "Settlement Date"). On the Settlement Date, the Seller shall cause to be delivered to the Purchaser a certificate or certificates evidencing the Common Shares and a duly executed instrument of transfer, against delivery by the Purchaser to the Seller of the Purchase Price. The Purchase Price shall be paid by wire transfer of immediately available funds to such account or accounts as the Seller shall designate in writing. As used in this Agreement, the term "Business Day" means a day (other than a Saturday or Sunday) on which banks are generally open for business in the Hong Kong Special Administrative Region of the People's Republic of China.

3.   Conditions of Settlement.

     A. The obligation of the Purchaser to purchase and pay for the Common Shares is subject to the satisfaction of each of the following conditions: (i) all representations and covenants of the Seller contained in Section 4 hereof shall be true and correct in all respects on and as of the Settlement Date, with the same force and effect as though such representations and covenants had been made on and as of the Settlement Date; and (ii) the Seller shall have delivered to the Purchaser the representation letter attached hereto as Exhibit A.

     B.  The obligation of the Seller to sell and deliver the Common
         Shares is subject to the satisfaction of each of the following conditions: (i) all representations and covenants of the Purchaser contained in Section 5 hereof shall be true and correct in all respects on and as of the Settlement Date, with the same force and effect as though such representations and covenants had been made on and as of the Settlement Date; and (ii) the Purchaser shall have delivered to the Seller the representation letter attached hereto as Exhibit B.

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4.   Representations and Covenants of Seller. The Seller represents, warrants and agrees that:

     a)   The Seller beneficially owns and has the unrestricted right
          (other than as such right may be restricted by laws of general application, including the Securities Act of 1933, as amended (the "Act")) to transfer the Common Shares, free and clear of all liens, claims, charges and other encumbrances.

     b) The Seller has full corporate right, power and authority to enter into this Agreement and to transfer the Common Shares in accordance with the terms of this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Seller.

     c) The Seller's execution, delivery and performance of the Agreement do not violate or conflict with any law applicable to it, any agreement or instrument to which it is a party, any order or judgment of any court or other agency of government applicable to it or any of its assets, or any contractual restriction binding on or affecting it or any of its assets.

     d) The Seller is not an "affiliate" of the Company, as such term is defined in Regulation 230.501(b) under the Act.

5. Representations and Covenants of Purchaser. The Purchaser represents, warrants and agrees that:


     a) The Purchaser is acquiring the Common Shares to be acquired by it hereunder for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and will resell such Common Shares only in transactions which would be permissible under the securities laws of the United States of America or any state thereof.

     b) The Purchaser is an "accredited investor" as such term is defined in Regulation 230.501(a) under the Act.

     c) The Purchaser is aware that, until the Company is reasonably satisfied in accordance with industry practice that such legend is not required, a legend similar to the following may appear on the certificates representing the Common Shares: "The Securities represented by this Certificate have not been registered under the Securities Act of 1933 and may not be sold or otherwise transferred without an opinion of counsel satisfactory to Sohu.com Inc. that such transfer may be made without such registration."

     d) The Purchaser has full corporate right, power and authority to enter into this Agreement, and to purchase the Common Shares from the Seller on the terms described herein, and this Agreement constitutes a legal, valid and binding obligation of Purchaser.

     e) The Purchaser's execution, delivery and performance of the Agreement do not violate or conflict with any law applicable to it, any agreement or instrument to which it is a party, any order or judgment of any court or other agency of government applicable to it or any of its assets, or any contractual restriction binding on or affecting it or any of its assets.

     f) The Purchaser acknowledges and represents that it has made its own investigation into the merits and risks of entering into the transaction contemplated by this Agreement, is experienced in evaluating and investing in private placement transactions of securities in companies similar to the Company, and that it has the capacity and financial experience to evaluate the same and to protect its own interest. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Common Shares and has had an opportunity to secure all such information as it deems necessary regarding the business, properties, prospects and financial condition of the Company.

     g) The Purchaser understands that the Common Shares have not been registered under the Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations and covenants of the Purchaser contained herein. The Purchaser understands that the Common Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Act; that the Common Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

     h) The Purchaser is not a U.S. Person within the meaning of Regulation S of the Act.

6. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to choice of law doctrine.

7. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors, and assigns of the parties hereto.

8. Investor Rights Agreement. The Seller is transferring its rights to the Purchaser pursuant to Section 4.1 of the Sohu.com, Inc. Third Amended and Restated Investor Rights Agreement dated February 1, 2000, among the Company and the investors named therein (the "Investor Rights Agreement") subject to all the terms and conditions contained in the Investor Rights Agreement, as amended. The Purchaser acknowledges that it has received and reviewed the Investor Rights Agreement and will be subject to the terms and conditions contained therein.

9. Miscellaneous. This Agreement may be executed concurrently in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all the previous agreements, promise or representations, whether written or oral, between the parties. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

10. Fees and Expenses. Each of the Purchaser and the Seller agrees to pay its own expenses and disbursements incident to the performance of its obligations hereunder.

11. Amendment and Waiver. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

12. Confidentiality. The Purchaser and the Seller hereby agree to keep this Agreement and the transaction contemplated herein confidential until the earlier of (a) the consummation of the transaction on the Settlement Date or (b) the public filing by the Purchaser of Schedule 13D in connection with the transaction contemplated herein with the Securities and Exchange Commission. Notwithstanding the foregoing, upon discovery by the Seller that all or any part of the transaction contemplated herein is required to be disclosed pursuant to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "Listing Rules"), the Seller shall immediately notify the Purchaser of such requirement and, after consultation with the Purchaser, take such actions as may be necessary for continued compliance with the Listing Rules.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


SELLER: INTERNET CREATIONS LIMITED


By:_________________________________
Name:
Title:


PURCHASER: HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED


By:
  ----------------------------------------
Name:
Title:





[SECURITIES PURCHASE AGREEMENT BETWEEN INTERNET CREATIONS
  LIMITED AND HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY
                         LIMITED]

                                   EXHIBIT A

                    FORM OF SELLER'S REPRESENTATION LETTER

May 7, 2001



HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED
Unit 02, 7th Floor, Asia Pacific Center, 8 Wyndham Street, Hong Kong

In connection with the sale by the undersigned of 1,347,991 shares of Common Stock (the "Common Shares") of Sohu.com, Inc., a Delaware Corporation (the "Company"), at a price of US$1.73 per share of the Company's Common Stock (the "Purchase Price"), the undersigned, being a duly authorized officer Internet Creations Limited, a company incorporated under the laws of the British Virgin Islands (the "Seller"), hereby represents to you that:

1. Seller acquired 259,229 shares of Series D Convertible Preferred Stock from the Company on February 2, 2000 pursuant to a Series D Preferred Stock Purchase Agreement, dated January 29, 2000, between the Company and the persons and entities set forth on Exhibit A thereto (the "Tranche I Purchase Agreement"); and 259,229 shares of Series D Convertible Preferred Stock on February 2, 2000 pursuant to a Series D Preferred Stock Purchase Agreement (Tranche II), dated February 2, 2000, between the Company and Seller (such shares, together with the shares purchased pursuant to the Tranche I Purchase Agreement, the "Preferred Shares"). The Preferred Shares were acquired in a private placement transaction and were exempt from the registration requirements of Section 5 of the Securities Act of 1933 by virtue of Section 4(2) thereof and Rule 506 thereunder based on opinions of U.S. counsel to the Company issued to the Seller dated February 1, 2000 and February 2, 2000.

2. Upon the completion of the initial public offering of the Company on or about July 12, 2000, the Preferred Shares were automatically converted into 1,347,991 shares of Common Stock of the Company, adjusted for stock splits. Seller did not pay any additional consideration for the shares of Common Stock received upon such conversion. The Common Shares which Seller is selling to Purchaser are part of this block of shares.

Counsel to the Company is entitled to rely on this letter in connection with rendering its opinion letter to the Company or the transfer agent for the common stock of the Company in connection with the sale of the Common Shares by Seller to Purchaser.

Very truly yours,

INTERNET CREATIONS LIMITED

By:_________________________

Title:_______________________

                                   EXHIBIT B


                   FORM OF PURCHASER'S REPRESENTATION LETTER


May 7, 2001



INTERNET CREATIONS LIMITED





In connection with the purchase by the undersigned of 1,347,991 shares of Common Stock (the "Common Shares") of Sohu.com, Inc., a Delaware Corporation (the "Company"), at a price of US$1.73 per share of the Company's Common Stock (the "Purchase Price"), the undersigned, being a duly authorized officer of Hong Kong Jade Bird Science and Technology Limited, a Hong Kong Company (the "Purchaser"), hereby represents to you that:

1. Purchaser is acquiring the Common Shares to be acquired by it hereunder for its own account and will resell such Common Shares only in transactions which would be permissible under the securities laws of the United States of America or any state thereof.

2. Purchaser is an "accredited investor" as such term is defined in Regulation 230.501(a) under the Securities Act of 1933, as amended (the "Act").

3. Purchaser acknowledges that the Common Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, and, as a result thereof, the Common Shares are "restricted securities" as defined in Rule 144 under the Securities Act and are subject to substantial restrictions on transfer, and that the Common Shares and certificates evidencing the same will bear a legend reflecting such restrictions.

4. Purchaser understands that the Common Shares are being offered and sold by Seller in reliance on exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions.

Counsel to the Company is entitled to rely on this letter in connection with rendering its opinion letter to the Company or the transfer agent for the common stock of the Company in connection with the sale of the Common Shares by Seller to Purchaser.

Very truly yours,

HONG KONG JADE BIRD SCIENCE AND TECHNOLOGY LIMITED

By:_________________________

Title:_______________________